                                                                    EXHIBIT 99.i

                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                                55 Second Street
                         San Francisco, California 94105
                            Telephone (415) 856-7000
                            Facsimile (415) 856-7100
                         Internet: www.paulhastings.com

                                December 29, 2004

Matthews International Capital Management, LLC
Four Embarcadero Center, Suite 550
San Francisco, California 94111

      Re: Matthews Asian Funds (the "Registrant")

Ladies and Gentlemen:

            We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinions (the "Prior Opinions") respecting the legality of the shares of beneficial interest for the following series of Matthews Asian Funds: Matthews Growth and Income Fund, Matthews Asian Technology Fund, Matthews China Fund (formerly named Matthews Dragon Century China Fund), Matthews Japan Fund, Matthews Korea Fund, Matthews Pacific Tiger Fund and Matthews Asia Pacific Fund.

            The Prior Opinions were filed as exhibits to Post-Effective Amendment Nos. 13 and 19 filed with the Securities and Exchange Commission on December 20, 1999 and September 26, 2003, respectively.

                                           Very truly yours,

                                   Paul, Hastings, Janofsky & Walker LLP